UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2016

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300
South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2016, the Board of Directors of Threshold Pharmaceuticals, Inc. (the “Company”) adopted an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, to add a new Article X to the Bylaws. The new provision provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the bylaws of the Company, or (d) any action asserting a claim governed by the internal affairs doctrine.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws of Threshold Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Joel A. Fernandes
Joel A. Fernandes
Vice President, Finance and Controller

Date: September 30, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws of Threshold Pharmaceuticals, Inc.